UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVID BIOSERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, OCTOBER 20, 2020

On September 15, 2020, Avid Bioservices, Inc., which we refer to as “we,” “us,” “our,” the “Company” and “Avid”, issued a press release announcing a change to the format of our 2020 Annual Meeting of Stockholders, which we refer to as the “2020 Annual Meeting”, to be held on Tuesday, October 20, 2020. As described in the press release, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change of Location supplements the Definitive Proxy Statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 27, 2020 and subsequently made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2020 Annual Meeting.

The proxy card previously filed with the Proxy Statement will not be updated to reflect the change in format of the 2020 Annual Meeting and may be used to vote shares of common stock at the 2020 Annual Meeting. New proxy cards will not be mailed or otherwise be sent to stockholders in connection with the meeting.

This supplement is being filed with the SEC and is being made available to stockholders on or about September 15, 2020. Our Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

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NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, October 20, 2020

September 15, 2020

Dear Fellow Stockholders:

In response to continued public health precautions regarding in-person gatherings given the coronavirus/COVID-19 pandemic, and to support the health, safety and well-being of our stockholders, directors, employees and the public at large, NOTICE IS HEREBY GIVEN that the Board of Directors of Avid Bioservices, Inc., has determined to change the location and format of the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) such that the 2020 Annual Meeting will be conducted solely by remote communication (i.e., a virtual-only stockholder meeting). As previously announced, the Annual Meeting will be held on Tuesday, October 20, 2020 at 10:00 A.M. Pacific Daylight Time (PDT).

You will not be able to attend the 2020 Annual Meeting in person at a physical location. However, the virtual 2020 Annual Meeting will provide stockholders of record as of the close of business on August 24, 2020, the ability to participate, vote their shares and ask questions during the meeting via audio webcast.

Despite the change to a virtual-only meeting, the proxy card or voting instruction form, as applicable, included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the 2020 Annual Meeting.

As provided in the Proxy Statement, an online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2020 Annual Report and vote your shares in advance of the 2020 Annual Meeting. You may vote your shares during the 2020 Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CDMO2020 during the meeting.

To be admitted to the virtual-only 2020 Annual Meeting, you should visit www.virtualshareholdermeeting.com/CDMO2020 and enter the 16-digit control number found on your Important Notice Regarding the Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

Below are additional details on how stockholders can participate in the virtual-only 2020 Annual Meeting:

•	Access the meeting platform beginning at 9:45 a.m. PDT on October 20, 2020.

•	Vote during the 2020 Annual Meeting by following the instructions available on the meeting website during the meeting.

•	Submit a question during the meeting by visiting www.virtualshareholdermeeting.com/CDMO2020 and entering the stockholder’s 16-digit control number and submitting the question in the “Ask a Question” field.

•	If any difficulties are encountered while accessing the virtual meeting, contact the technical support number that will be posted on the Virtual Shareholder Meeting log-in page. Technical support will be available beginning at 9:45 a.m. PDT on October 20, 2020 and will remain available until the meeting has ended.

•	A list of stockholders entitled to vote will be available for inspection by stockholders of record for any legally valid purpose related to the 2020 Annual Meeting during the 2020 Annual Meeting by following the link provided when stockholders login to www.virtualshareholdermeeting.com/CDMO2020 and for a period of ten days prior to the 2020 Annual Meeting by sending a request to corpsecretary@avidbio.com.

Whether or not stockholders plan to attend the virtual-only 2020 Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

Very truly yours,

By order of the Board of Directors,

/s/ Mark R. Ziebell
Mark R. Ziebell,
Vice President, General Counsel & Secretary

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